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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 VERISITY LTD.
                                 -------------
             (Exact name of registrant as Specified in Its Charter)


                 Israel                                 Not Applicable
                 ------                                 --------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)


                              2041 Landings Drive
                        Mountain View, California 94043
                        -------------------------------
              (Address of Principal Executive Offices) (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this Form relates: 333-45440.

     Securities to be registered pursuant to Section 12(b) of the Act:

        Title Of Each Class                     Name Of Each Exchange On Which
        To Be So Registered                     Each Class Is To Be Registered
        -------------------                     ------------------------------
               None                                           N/A

     Securities to be registered pursuant to Section 12(g) of the Act:

                 Ordinary Shares, par value NIS 0.01 per share
                 ---------------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

           Information required by this item is incorporated by reference to the description of share capital provided under the caption "Description of Share Capital" in the Registration Statement on Form S-1 of Verisity Ltd. (the "Company") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Registration No. 333-45440) (the "Registration Statement").

           Certain provisions of the Company's Amended and Restated Articles of Association may have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company. Information concerning these provisions is included under the caption "Description of Share Capital" in the Registration Statement and is incorporated herein by reference.

Item 2.  Exhibits.
         --------

1. The Company's Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

2. Form of Ordinary Share Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

3. Amendment to Amended and Restated Investor Rights Agreement, dated as of July 21, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai Silvershatz, Moshe Gavrielov and certain investors (incorporated herein by reference to Exhibit 10.32 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

4. Amended and Restated Investors Rights Agreement, dated as of February 26, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai Silvershatz, Moshe Gavrielov and certain investors (incorporated herein by reference to Exhibit 10.33 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

5. Description of the Company's share capital incorporated herein by reference to the description of share capital under the caption "Description of Share Capital" in the Registration Statement.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 1, 2001                      VERISITY LTD.


                                          By: /s/ Moshe Gavrielov
                                             --------------------------------
                                             Name:  Moshe Gavrielov
                                             Title: Chief Executive Officer

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                               INDEX TO EXHIBITS
                               -----------------

Exhibits
--------

1. The Company's Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

2. Form of Ordinary Share Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

3. Amendment to Amended and Restated Investor Rights Agreement, dated as of July 21, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai Silvershatz, Moshe Gavrielov and certain investors (incorporated herein by reference to Exhibit 10.32 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

4. Amended and Restated Investors Rights Agreement, dated as of February 26, 1999 by and among Verisity Ltd., Yoav Hollander, Avishai Silvershatz, Moshe Gavrielov and certain investors (incorporated herein by reference to Exhibit 10.33 to the Company's Registration Statement on Form S-1, Registration No. 333-45440).

5. Description of the Company's share capital incorporated herein by reference to the description of share capital under the caption "Description of Share Capital" in the Registration Statement.

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